Exhibit 99.1

AutoNation, Inc. Receives Required Consents
in Connection with Consent Solicitation and Cash Tender Offer for its 9% Senior Notes Due 2008

FORT LAUDERDALE, Fla. (March 27, 2006) — AutoNation, Inc. (NYSE: AN)), America’s largest automotive retailer, announced today that it had received, as of 5:00 p.m., New York City time, on March 24, 2006, tenders and consents from holders of more than 95% of its outstanding 9% Senior Notes due 2008 (the “Notes”) in connection with its cash tender offer and consent solicitation for the Notes. The number of consents received substantially exceeded the number needed to approve the adoption of the proposed amendments to the indenture under which the Notes were issued. The terms of the tender offer and consent solicitation for the Notes are detailed in AutoNation’s Offer to Purchase and Consent Solicitation Statement dated March 10, 2006 (the “Offer to Purchase”).

Based on the consents received, AutoNation is expected to execute as soon as practicable a supplemental indenture that will, once operative, eliminate most of the restrictive covenants and events of default in the indenture and the Notes. The supplemental indenture will not become operative unless and until Notes are accepted for purchase by AutoNation pursuant to the tender offer.

AutoNation’s offer to purchase the Notes is subject to the satisfaction or waiver of various conditions as described in the Offer to Purchase, including a financing condition. Notes may be tendered pursuant to the tender offer until 10:00 a.m., New York City time, on April 12, 2006 (the “Offer Expiration Date”), or such later date and time to which the Offer Expiration Date is extended by AutoNation. Holders who validly tender Notes after 5:00 p.m., New York City time, on March 24, 2006 but prior to the Offer Expiration Date will not receive the consent payment of $30 per $1,000 principal amount of Notes tendered.

The dealer managers for the tender offer and consent solicitation are J.P. Morgan Securities Inc. ((212) 270-7407, call collect) and Wachovia Securities ((704) 715-8341, call collect). Requests for documents may be directed to Innisfree M&A Incorporated, the Information Agent, toll-free at (877) 825-8631 (banks and brokers may call collect at (212) 750-5833).

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and a component of the Standard and Poor’s 500 Index. AutoNation has approximately 27,000 full-time employees and owns and operates 345 new vehicle franchises in 17 states.

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell AutoNation’s 9% Senior Notes due 2008. The offer and the consent solicitation are being made only pursuant to the Offer to Purchase, letter of transmittal and consent and related materials that AutoNation previously distributed to noteholders. Noteholders and investors should read carefully the Offer to Purchase, letter of transmittal and consent and related materials because they contain important information, including the various terms of, and conditions to, the offer and the consent solicitation.

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of AutoNation to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in AutoNation’s SEC filings. AutoNation undertakes no duty to update its forward-looking statements, including its long-term growth targets.

Notwithstanding any statement in this press release to the contrary, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.